Exhibit 10.36

Virtual Radiologic Professionals, PLC

Equity Incentive Plan

Virtual Radiologic Professionals, PLC

Equity Incentive Plan

4.4)	Right of Call Options and SARs	7

ARTICLE 5. ELIGIBILITY AND PARTICIPATION		7

5.1)	Eligibility	7

5.2)	Actual Participation	7

ARTICLE 6. STOCK OPTIONS		8

6.1)	Grant of Options	8

6.2)	Option Agreement	8

6.3)	Option Exercise Price	8

6.4)	Duration of Options	8

6.5)	Exercise of Options	8

6.6)	Manner of Exercise of Options	8

6.7)	Restrictions on Stock Transferability	10

6.8)	Termination Due to Death or Disability	10

6.9)	Termination for Other Reasons	11

6.10)	Nontransferability/Permitted Transfers of Options	12

ARTICLE 7. STOCK APPRECIATION RIGHTS		13

7.1)	Grant of Stock Appreciation Rights	13

7.2)	Stock Appreciation Rights Agreement	13

7.3)	Exercise of Stock Appreciation Rights	13

7.4)	Payment of Stock Appreciation Right Amount	14

7.5)	Form and Timing of Payment	14

7.6)	Term of Stock Appreciation Rights	14

7.7)	Termination Due to Death or Disability	14

7.8)	Termination for Other Reasons	15

7.9)	Nontransferability of Stock Appreciation Rights	16

ARTICLE 8. RESTRICTED STOCK		16

8.1)	Grant of Restricted Stock	16

8.2)	Restricted Stock Agreement	16

8.3)	Transferability	16

8.4)	Other Restrictions	16

8.5)	Certificate Legend	17

8.6)	Removal of Restrictions	17

8.7)	Voting Rights; Shareholder Rights Plan	17

8.8)	Dividends and Other Distributions	17

8.9)	Termination Due to Death or Disability	17

8.10)	Termination for Other Reasons	18

8.11)	Election Under Code Section 83(b)	18

ARTICLE 9. CHANGE IN CONTROL		19

9.1)	Acceleration of Vesting; Termination of Period of Restriction	19

9.2)	Limitation on Payments	19

ARTICLE 10. BENEFICIARY DESIGNATION		19

ARTICLE 11. RIGHTS OF PARTICIPANTS		20

11.1)	Participation	20

11.2)	No Implied Rights	20

11.3)	No Right to Company Assets	20

ARTICLE 12. AMENDMENT, MODIFICATION, AND TERMINATION		20

12.1)	Amendment, Modification, and Termination	20

12.2)	Awards Previously Granted	21

ARTICLE 13. PHYSICIAN CONTRACTORS: NON-COMPETITION, CONFIDENTIALITY		21

13.1)	General	21

13.2)	Prohibition on Competition	21

13.3)	Exceptions to Limitations	22

13.4)	Extension of Time	22

ARTICLE 14. GOVERNMENT REGULATION		22

14.1)	General	22

14.2)	Compliance as an SEC Registrant	22

ARTICLE 15. SUCCESSORS		22

ARTICLE 16. MISCELLANEOUS		23

16.1)	Rights as Shareholder	23

16.2)	No Obligation to Exercise Option or SAR; Maintenance of Relationship	23

16.3)	Withholding Taxes	23

16.4)	Purchase for Investment; Rights of Holder on Subsequent Registration	23

16.5)	Modification of Outstanding Awards	24

16.6)	Liquidation	24

16.7)	Restrictions on Issuance of Shares	24

16.8)	Right of First Refusal	25

ARTICLE 17. REQUIREMENTS OF LAW		25

17.1)	Requirements of Law	25

17.2)	Governing Law	25

VIRTUAL RADIOLOGIC PROFESSIONALS, PLC

EQUITY INCENTIVE PLAN

ARTICLE 1.

ESTABLISHMENT, PURPOSE, AND DURATION

1.1) Establishment of the Plan. This plan, known as the “Virtual Radiologic Professionals, PLC Equity Incentive Plan,” is established effective as of March 10, 2004, subject to approval by the members of Virtual Radiologic Professionals, PLC within one year of the date of adoption, for the grant of Nonqualified Stock Options, Stock Appreciation Rights and/or Restricted Stock to selected officers, employees and Contractors of the Company.

1.2) Purpose of the Plan. The purpose of the Plan is to promote the success of the Company by providing incentives to the officers, employees and Contractors of the Company, by linking their interests to the long-term financial success and growth in the value of the Company and its affiliated company, Virtual Radiologic Consultants, Inc..

1.3) Duration of the Plan. The Plan will commence on the effective date set forth in Section 1.1, and shall remain in effect, subject to the right of the members to terminate the Plan at any time, until all Shares subject to it have been purchased or acquired according to the provisions herein. No Awards may be granted under the Plan after the tenth anniversary of the effective date of the Plan.

ARTICLE 2.

DEFINITIONS AND CONSTRUCTION

2.1) Definitions. Whenever used in the Plan, the following terms shall have the meanings set forth below and, when the meaning is intended, the initial letter of the word is capitalized:

(a) “Award” means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Stock Appreciation Rights or Restricted Stock.

(b) “Beneficial Owner” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

(c) “Cause” shall include but not be limited to: (i) material breach of any agreement entered into between the Participant and the Company or VRC; (ii) misappropriation of the Company’s property, fraud, embezzlement, breach of fiduciary duty, other acts of dishonesty against the Company or VRC; (iii) conviction of any felony or crime involving moral turpitude; or (iv) in the case of Participant who is a Physician Contractor, the Participant’s failure to fully and strictly abide by the restrictions on competition and the obligations of confidentiality set forth in Article 13 hereof.

(d) “Change in Control” shall occur upon: (i) any person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) first becoming, after the effective date of the Plan, the “beneficial owner” (as defined in Rule 13(d) under the Exchange Act) directly or indirectly, of securities of Virtual Radiologic Consultants, Inc. representing 40% or more of the combined voting power of Virtual Radiologic Consultants, Inc.’s outstanding securities, or (ii) any other event which is determined by the committee under the Virtual Radiologic Consultants, Inc. Equity Incentive Plan effective January 2, 2004 (“VRC Plan”) to constitute a change in control for purposes of the VRC Plan.

(e) “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(f) “Committee” means a committee consisting of not less than one member of the Company, who shall be its President. The term “Committee” shall refer to the all members of the Company during such times as the office of President may be vacant.

(g) “Company” means Virtual Radiologic Professionals, PLC, a Minnesota professional limited liability company, or any successor thereto as provided in Article 15, including all Subsidiaries of Virtual Radiologic Professionals, PLC.

(h) “Confidential Information” means any trade secrets, as defined by United States Code, Section 1839, and includes all information that has been designated by the Company or VRC as confidential information.

(i) “Contractor” means an individual who is an agent of the Company or is retained as an independent contractor to provide consulting or other services to or on behalf of the Company, and who is not an employee of the Company. “Contractor” shall include Physician Contractors of the Company. Unless otherwise specified by an agreement in writing, a Contractor’s status as a Contractor shall for purposes of the Plan be deemed to have terminated at such time as the Committee shall determine.

(j) “Disability” means a physical or mental impairment which prevents a Participant from performing regularly-scheduled duties and which is expected to be of long duration or result in death. All determinations as to a Participant’s disability status shall be made by the Committee in its discretion and on the basis of such evidence as it shall deem appropriate.

(k) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(l) “Fair Market Value” means the price per Share of the common Stock of Virtual Radiologic Consultants, Inc. determined as follows: (i) if the security is listed for trading on one or more national securities exchanges or is quoted on the Nasdaq National Market System (“Nasdaq NMS”), the reported last sales price on such principal exchange or system on the date in question (if such security shall not have been traded on such principal exchange or on the Nasdaq NMS on such date, the reported last sales price on such principal exchange or on Nasdaq NMS on the first day prior thereto on which such security was so traded); or (ii) if the security is not listed for trading on a national

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securities exchange and is not quoted on Nasdaq NMS but is quoted on the Nasdaq Small Cap System or is otherwise traded in the over-the-counter market, the mean of the highest and lowest bid prices for such security on the date in question (if there are no such bid prices for such security on such date, the mean of the highest and lowest bid prices on the most recent day prior thereto (not to exceed ten (10) days prior to the date in question) on which such prices existed); or (iii) if neither (i) nor (ii) is applicable, by any means deemed fair and reasonable by the Committee, giving due consideration to the valuation determined by VRC in any Award to the Company under the VRC Plan, which determination shall be final and binding on all parties.

(m) “Family Member” includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the employee’s household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the participant) control the management of assets, and any other entity in which these persons (or the participant) own more than fifty percent of the voting interests.

(n) “Option” or “Nonqualified Stock Option” means any stock option (except an incentive stock option within the meaning of Section 422 of the Code) granted pursuant to this Plan.

(o) “Participant” means an officer, employee or Contractor of the Company, including a Physician Contractor, who has been granted an Award under the Plan.

(p) “Period of Restriction” means the period during which the transfer or sale of Shares of Restricted Stock by the Participant is restricted.

(q) “Physician Contractor” means a physician who is a Contractor of the Company, and who provides radiology related services to or on behalf of the Company.

(r) “Plan” means this Virtual Radiologic Professionals, PLC Equity Incentive Plan.

(s) “Restricted Stock” means an Award of Stock granted to a Participant pursuant to Article 8.

(t) “Securities Act” means the Securities Act of 1933, as amended from time to time.

(u) “Stock” or “Shares” means the common stock of Virtual Radiologic Consultants, Inc.

(v) “Stock Appreciation Right” or “SAR” means an Award designated as a Stock Appreciation Right, granted to a Participant pursuant to Article 7.

(w) “Subsidiary” means any company in an unbroken chain of companies beginning with the Company, if, at the time of granting the Award, each of the companies other

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than the last company in the chain owns stock and/or other securities possessing more than fifty percent (50%) of the total combined voting power of all classes of stock and/or other securities in one of the other companies in such chain. The term shall include any Subsidiaries which become such after adoption of this Plan.

(x) “Virtual Radiologic Consultants, Inc.” or “VRC” means Virtual Radiologic Consultants, Inc., a Minnesota corporation, with which the Company has a contractual relationship for the provision of services, and includes for purposes of Article XIII hereof each Subsidiary of VRC.

(y) “VRC Plan” means the Virtual Radiologic Consultants, Inc. Equity Incentive Plan effective January 2, 2004, as such plan may be amended from time to time

2.2) Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

2.3) Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

ARTICLE 3.

ADMINISTRATION

3.1) The Committee. The Plan shall be administered by the Committee, which shall serve at the discretion of the members of the Company.

3.2) Authority of the Committee. Subject to the provisions of the Plan and to the provisions, if any, in an Award to the Company under the VRC Plan, the Committee shall have full power to construe and interpret the Plan; to establish, amend or waive rules for its administration; to accelerate the vesting of any Option or SAR or the termination of any Period of Restriction under any Award agreement, or other instrument relating to an Award under the Plan; and (subject to the provisions of Article 12) to amend the terms and conditions of any outstanding Option, SAR or Restricted Stock Award to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan. Except as required by Section 4.3 and as provided in Article 12, in no event shall the Committee have the right to either (i) cancel outstanding Options or SARs for the purpose of replacing or regranting such Options or SARs with an exercise price that is less than the original exercise price of the Option or SAR or (ii) change the exercise price of an Option or SAR to an exercise price that is less than the original exercise price, without first obtaining the approval of the members of the Company. Notwithstanding the foregoing, as provided in Section 12.2, no action of the Committee (other than pursuant to Section 4.3) may, without the consent of the person holding Restricted Stock or any outstanding Option or Stock Appreciation Right, adversely affect the rights of such person.

3.3) Selection of Participants. Subject to the provisions of Section 5.2, the Committee shall have the authority to grant Awards under the Plan, from time to time, to such current

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officers, employees and Contractors as it may select. Without amending the Plan, the Committee may grant Awards to eligible individuals who are foreign nationals on such terms and conditions different from those specified in this Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan, and, in furtherance of such purposes, the Committee may make such modification, amendments, procedures, subplans, and the like as may be necessary or advisable to comply with provisions of laws in other countries in which the Company operates or has employees.

3.4) Decisions Binding. All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders or resolutions of the members shall be final, conclusive and binding on all persons, including the Company and its members, employees, and Participants and their estates and beneficiaries, and such determinations and decisions shall not be reviewable.

3.5) Procedures of the Committee. All determinations of the Committee shall be made by not less than a majority of its members present at the meeting (in person or otherwise) at which a quorum is present. A majority of the entire Committee shall constitute a quorum for the transaction of business. Any action required or permitted to be taken at a meeting of the Committee may be taken without a meeting if a unanimous written consent, which sets forth the action, is signed by each member of the Committee and filed with the minutes for proceedings of the Committee. Members of the Committee shall be entitled to indemnification, limitation of liability and reimbursement of expenses with respect to their services as members of the Committee to the same extent that they are entitled under the Company’s Articles of Organization and Minnesota law for their services as officers or members of the Company.

3.6) Award Agreements. Awards under the Plan shall be evidenced by an Award agreement, which shall be signed by an officer of the Company and by the Participant, and shall contain such terms and conditions as are approved by the Committee. Such terms and conditions need not be the same in all cases.

3.7) Conditions on Awards. Notwithstanding any other provision of the Plan, the Committee may impose such conditions on any Award (including, without limitation, impositions on the time of exercise of Options and SARs to specified periods) as it deems appropriate.

3.8) Saturdays, Sundays and Holidays. When a date referenced in an Award agreement falls on a Saturday, Sunday or other day when the Company’s general office is closed, the date referenced will revert back to the day prior to such date.

ARTICLE 4.

STOCK SUBJECT TO THE PLAN

4.1) Number of Shares. Subject to adjustment as provided in Section 4.3, the aggregate number of Shares that may be delivered under the Plan shall not exceed the number of Shares for which the Company has been awarded Shares or options to purchase Shares under the Virtual Radiologic Consultants, Inc. Equity Incentive Plan (“VRC Plan” effective January 2,

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2004, as such plan may be amended from time to time). For purposes of determining at any time the number of Shares that may be delivered pursuant to this Section 4.1, the exercise of a Stock Appreciation Right, whether paid in cash or Stock, shall be treated as a delivery of that number of Shares which corresponds to the number of Shares with respect to which the Stock Appreciation Right is exercised.

4.2) Lapsed Awards. If any Award granted under this Plan terminates, expires, or lapses for any reason, any Stock subject to such Award again shall not again be available for the grant of an Award under the Plan.

4.3) Adjustments in Authorized Shares.

(a) In the event that the outstanding Shares are changed into or exchanged for a different number or kind of shares or other securities of Virtual Radiologic Consultants, Inc. or of another company by reason of VRC’s reorganization, merger, consolidation, recapitalization, reclassification, stock split, reverse stock split, combination of shares or dividends payable in capital stock, the Company shall make reasonable efforts to achieve an appropriate adjustment in the number and kind of Shares as to which Awards may be granted under the Plan and as to which outstanding Options and SARs or portions thereof then unexercised shall be exercisable, with the objective that the proportionate interest of each Participant shall be maintained as before the occurrence of such event; such adjustment in outstanding Options and SARs shall be made without change in the total price applicable to the unexercised portion of such Awards and with a corresponding adjustment in the exercise price per Share. No such adjustment shall be made hereunder which shall, within the meaning of any applicable sections of the Code, constitute a modification, extension or renewal of an Award or a grant of additional benefits to a participant.

(b) If Virtual Radiologic Consults, Inc. is a party to a merger, consolidation, reorganization, or similar corporate transaction and if, as a result of that transaction, its Shares are exchanged for: (i) other securities of VRC and/or (ii) securities of another company which has assumed the outstanding Awards under the Plan or has substituted for such Awards its own awards, then the Company shall make reasonable efforts to assure that each Participant shall receive (subject to the conditions stated herein or in such substituted awards, if any), in respect of that Participant’s Awards, rights with respect to such other securities of VRC or of such other company as are sufficient in the determination of the Committee such that the value of the Participant’s Awards immediately before the corporate transaction is equivalent to the value of such Awards immediately after the transaction, taking into account the exercise price of Options and SARs before such transaction, the Fair Market Value of Shares immediately before such transaction and the Fair Market Value immediately after the transaction of the securities then subject to that Award (or to the award substituted for that Award, if any). The Committee shall make the determinations specified in this subsection (b) in the event of any transaction described in this subsection (b), and its determination shall be binding on all Participants.

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(c) Upon the happening of any such corporate transaction, the class and aggregate number of Shares subject to the Plan which have been heretofore or may be hereafter granted under the Plan shall be appropriately adjusted to reflect the events specified in this Section 4.3.

4.4) Right of Call Options and SARs. The Committee in its sole discretion either in an Award agreement at the time of grant or at any time after the grant, and without the consent of any Participant effected thereby, may: (i) determine that some or all recipients holding outstanding Options will receive, with respect to and in lieu of some or all of the Shares subject to Options, cash in an amount equal to the excess of the Fair Market Value of such Shares at such time over the exercise price per Share of such Options; and/or (ii) terminate some or all of the SARs then outstanding and pay the holders thereof cash in an amount equal to excess of the Fair Market Value of the Shares to which such SARs relate over the exercise price of such SARs.

ARTICLE 5.

ELIGIBILITY AND PARTICIPATION

5.1) Eligibility. Awards may be granted to any officer, employee or Contractor of the Company. No person shall have any right to be granted an Award under this Plan even if previously granted an Award.

Without amending the Plan, the Committee may grant Awards to eligible individuals who are foreign nationals on such terms and conditions different from those specified in this Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan, and in furtherance of such purposes, the Committee may make such modification, amendments, procedures, subplans, and the like as may be necessary or advisable to comply with provisions of laws in other countries in which the Company operates or has employees.

5.2) Actual Participation. Awards shall be granted as follows:

(a) The Committee may grant such type(s) of Awards to such officers, employees and Contractors of the Company at such times as the Committee shall determine. Awards granted under this subsection shall contain such terms and conditions may be as determined by the Committee at the time of grant; provided that no such terms or conditions shall conflict with any terms or conditions of the corresponding Award to the Company under the VRC Plan.

(b) The maximum number of Shares with respect to which Awards may be granted to any Participant for any fiscal year of the Company is Two Hundred Thousand (200,000) Shares. For purposes of these maximum limits, the grant of a Stock Appreciation Right shall be treated as the grant of an Option for that number of Shares which corresponds to the number of Shares with respect to which the Stock Appreciation Right is or may become exercisable.

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ARTICLE 6.

STOCK OPTIONS

6.1) Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee shall have the sole discretion, subject to the requirements of the Plan, to determine the actual number of Shares subject to Options granted to any Participant, and to impose terms and conditions on the receipt and exercise of Options. The Committee may specify the period of time over which vesting shall occur, and may in its discretion further provide for the acceleration of vesting upon the attainment of such goals as the Committee may determine in its discretion.

6.2) Option Agreement. Each Option grant shall be evidenced by an Option agreement that shall specify the Participant, the Option exercise price, the duration of the Option, the number of Shares to which the Option pertains, and such other provisions, including vesting, as the Committee shall determine.

6.3) Option Exercise Price. The Option exercise price per share of Stock covered by the Option shall be determined by the Committee, and may be less than the Fair Market Value of the Stock on the date the Option is granted.

6.4) Duration of Options. No Option may be exercised after ten (10) years from the date on which the Option was granted. If an earlier expiration date is not specified by the Committee at the time of grant, each Option shall expire at the close of business on the tenth (10th) anniversary of the date of grant.

6.5) Exercise of Options. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for all Participants. All Options within a single grant need not be exercised at one time.

6.6) Manner of Exercise of Options. An Option may be exercised in whole or in part, at such time or times, and with such rights with respect to such Shares of Stock, as provided in the applicable Option agreement. An Option shall be exercisable only by: (i) written notice to the Company of intent to exercise the Option with respect to a specified number of Shares of Stock; (ii) tendering to the Company the original Option agreement (or a replacement Option agreement satisfactory to the Committee); and (iii) payment to the Company of the exercise price for the number of Shares of Stock with respect to which the Option is then exercised. Except as set forth in the next sentence, payment of the exercise price may be made in any of the following manners:

(a) cash, including certified check, bank draft or postal or express money order;

(b) personal check (provided that if payment of the exercise price is made by personal check and such personal check is not timely paid by the drawer’s bank, such payment shall be deemed not to have been made and any Shares issued upon such exercise shall be deemed void and never issued);

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(c) by surrender for cancellation of Shares of Stock which:

(1)	were acquired by the Participant (or person exercising the Option) other than by exercise of an Option;

(2)	were acquired by the Participant (or person exercising the Option) upon exercise of an Option where the Option Shares being surrendered have been held by the Participant (or person exercising the Option) for at least six months after such exercise; or

(3)	were acquired by the Participant (or person exercising the Option) upon exercise of an Option where the Option Shares being surrendered have been held by the Participant (or person exercising the Option) for six months or less after such exercise but only if the Participant (or person exercising the Option) has obtained prior approval of the specific surrender (such approval to specify at least the date of grant of the Option being exercised, the dates of grant and exercise of the Option pursuant to which Shares to be surrendered were acquired, and the number of Option Shares to be surrendered) by the Committee;

and which have a Fair Market Value equal to the exercise price of the Options being exercised (if the Shares surrendered have a Fair Market Value in excess of the exercise price of the Options being exercised, the Company shall promptly pay to the Participant or person exercising the Option an amount equal to the excess of such Fair Market Value over the exercise price, not to exceed the Fair Market Value of one Share); or

(d) by any other method of payment which the Committee shall approve before, at, or after the date of grant of such Options.

An Option shall be deemed to have been exercised immediately prior to the close of business on the date the Company is in receipt of the original Option agreement, written notice of intent to exercise the Option, and payment for the number of Shares being acquired upon exercise of the Option. The Participant shall be treated for all purposes as the holder of record of the Option Stock as of the close of business on such date, except where Shares are held for unpaid withholding taxes. As promptly as practicable on or after such date, the Company shall issue and deliver to the Participant a certificate or certificates for the Option Stock issuable upon such exercise; provided, however, that such delivery shall be deemed effected for all purposes when the Company, or the stock transfer agent for the Company, shall have deposited such certificates in the United States mail, postage prepaid, addressed to the Participant at the address specified in the written notice of exercise.

Notwithstanding the foregoing listing of permissible manners of payment of exercise price, the Committee shall have the right from time to time to cancel, limit or suspend as to any one, some, or all Option(s) and as to any

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one, some, or all Participants, the right to make payment under any one or more manners of payment (other than the payment by cash, certified check, bank draft or postal or express money order), including other methods of payment previously approved by the Committee under the authority granted in subsection (d) of this Section 6.6.

There shall be no exercise at any one time for fewer than one hundred (100) Shares (or such lesser number of Shares as the Committee may from time to time determine in its discretion) or all of the remaining Shares then purchasable by the Participant or person exercising the Option.

When Shares of Stock are issued pursuant to the exercise of an Option, the fact of such issuance shall be noted on the Option agreement by the Company before the Option agreement is returned. When all Shares of Stock covered by the Option agreement have been issued, or the Option shall expire, the Option agreement shall be canceled and retained by the Company.

6.7) Restrictions on Stock Transferability. The Committee shall impose such restrictions on any Shares acquired pursuant to the exercise of an Option under the Plan as it may deem advisable, including, without limitation, restrictions under applicable Federal securities law, under the requirements of any stock exchange upon which such Shares are then listed and under any blue sky or state securities laws applicable to such Shares.

6.8) Termination Due to Death or Disability. Unless otherwise provided in the Option agreement, if a Participant ceases to be an employee or Contractor of the Company by reason of death, each of such Participant’s outstanding Options shall vest and become exercisable for the greater of: (i) the number of Shares for which the Option was otherwise, in accordance with the Option agreement, vested and exercisable (or previously exercised) on the date of death, or (ii) that percentage of the total number of Shares subject to the Option (including any Shares for which the Option may have been previously exercised) which is determined by dividing the Participant’s number of complete months of employment as an employee of the Company or VRC and/or complete months of service as a Contractor of the Company or VRC, by the total number of months of employment and/or service which would otherwise be required for the Option to fully vest under the terms of the Option agreement (to a maximum of 100%). All of the Participant’s outstanding Options, to the extent vested and exercisable under the terms of the Option agreement or the provisions of this Section 6.8, shall be exercisable at any time prior to the expiration date of the Options, but only within twelve (12) months following the date of death, whichever period is shorter. Options may be exercised by such person or persons as shall have acquired the Participant’s rights under the Option pursuant to Section 6.10 or Article 10 (or in the absence of an effective beneficiary designation pursuant to Article 10, by will or by the laws of descent and distribution).

Unless otherwise provided in the Option agreement, if a Participant ceases to be an employee or Contractor of the Company by reason of Disability, each of such Participant’s outstanding Options shall vest and become exercisable for the great of: (i) the number of Shares for which the Option was otherwise, in accordance with the Option agreement, vested and exercisable (or previously exercised) on the date that the Committee determines is the date of Disability, or (ii) that percentage of the total number of Shares subject to Option (including any

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Shares for which the Option may have been previously exercised) which is determined by dividing the Participant’s number of complete months of employment as an employee of the Company or VRC and/or complete months of service as a Contractor of the Company or VRC, by the total number of months of employment and/or service which would otherwise be required for the Option to fully vest under the terms of the Option agreement (to a maximum of 100%). All of the Participant’s outstanding Options shall be exercisable, to the extent vested and exercisable under the terms of the Option agreement or the provisions of this Section 6.8, at any time prior to the expiration date of the Options, but only within twelve (12) months following the date of Disability as determined by the Committee, whichever period is shorter.

Notwithstanding the foregoing, the Committee may, for any Participant, in its sole discretion, lengthen the exercise period of any Option for a period which does not exceed the Option’s expiration date, if it deems this is in the best interest of the Company.

Any Options, to the extent not vested and exercisable, shall be forfeited, and the Company may not thereafter grant an Award with respect to the Shares to which such forfeited Options related.

6.9) Termination for Other Reasons. Unless otherwise provided in the Option agreement, if a Participant ceases to be an employee or Contractor of the Company for any reason other than death, Disability or for Cause:

(a) If such Participant’s termination of employment or service occurs voluntarily at the election of the Participant within one year after the Participant’s first day of employment or service, any Option, to the extent not then exercised, shall be forfeited and the Company may not thereafter grant an Award with respect to the Shares to which such forfeited SARs related. In addition, any Shares which the Participant may have purchased by exercise of an Option shall, at the election of the Committee, be assigned and returned to the Company, and the amount paid by the Participant for such Shares shall be refunded to the Participant;

(b) Any of such Participant’s remaining outstanding Options which are vested and exercisable shall be exercisable at any time prior to the expiration date of such Options, but only within twelve (12) months following the date of his termination as an employee or Contractor of the Company, whichever period is shorter; and

Notwithstanding the foregoing, the Committee may, for any Participant, in its sole discretion, lengthen the exercise period of any Option for a period which does not exceed the Option’s expiration date, if it deems this is in the best interest of the Company.

Any Options, to the extent not vested and exercisable, shall be forfeited.

If the Participant’s position as an employee or Contractor, including a Physician Contractor, of the Company terminates for Cause, all of the Participant’s outstanding Options, whether or not then vested, shall be immediately forfeited and the Company may not thereafter grant an Award with respect to the Shares to which such forfeited Options related. In addition, any Shares which the Participant may have purchased by exercise of an Option shall, at the

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election of the Committee, be assigned and returned to the Company, and the amount paid by the Participant for such Shares shall be refunded to the Participant; provided, however, that if the Participant shall have already sold, transferred or otherwise disposed of the Shares, the Participant shall pay to the Company an amount equal to the difference between (i) the price paid by Participant for such Shares and (ii) the greater of the price received by the Participant upon such sale, transfer or other disposition, or the Fair Market Value of the Shares on the date of such event.

6.10) Nontransferability/Permitted Transfers of Options.

(a) Except as permitted by subsections (b) and (c) below, each Option granted hereunder to a Participant shall, by its terms, not be transferable by such Participant and shall be, during such Participant’s lifetime, exercisable only by the Participant or Participant’s guardian or legal representative. Except as permitted by subsections (b) and (c) below, each Option granted under the Plan to a Participant and the rights and privileges thereby conferred shall not be transferred, assigned or pledged in any way (whether by operation of law or otherwise), and shall not be subject to execution, attachment or similar process. Upon any attempt to so transfer, assign, pledge, or otherwise dispose of the Option, or of any right or privilege conferred thereby, contrary to the provisions of the Option or the Plan, or upon levy of any attachment or similar process upon such rights and privileges, the Option, and such rights and privileges, shall immediately become null and void.

(b) Each Option granted hereunder to a Participant shall, by its terms, be transferable:

(1)	by such Participant to a Family Member of the Participant (or to a trust in which the Participant’s Family Member or Family Members have more than fifty percent (50%) of the beneficial interest) by a bona fide gift or pursuant to a domestic relations order in settlement of marital property rights;

(2)	by will or pursuant to the laws of descent and distribution; or

(3)	as otherwise permitted pursuant to the rules or regulations adopted by the Securities and Exchange Commission (“SEC”) under the Securities Act or the interpretations of such rules and regulations as announced by the SEC from time to time.

(c) Any permitted transfer shall be effective only when accepted by the Company subject to the Company receiving documentation reasonably satisfactory to it of such gift, transfer pursuant to domestic relations order, or transfer pursuant to will or pursuant to the laws descent and distribution. Upon effectiveness of any permitted transfer, the rights under any Option shall be exercisable only by the permitted transferee or such transferee’s guardian or legal representative. Except as permitted by this subsection, each Option granted under the Plan and the rights and privileges thereby conferred shall not be further transferred, assigned or pledged in any way (whether by operation of law or otherwise), and shall not be subject to execution, attachment or similar process. Upon

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any attempt to so further transfer, further assign, pledge, or otherwise further dispose of the Option, or of any right or privilege conferred thereby, contrary to the provisions of the Option or the Plan, or upon levy of any attachment or similar process upon such rights and privileges, the Option, and such rights and privileges, shall immediately become null and void. No permitted transfer shall cause any change in the terms of any Option except the identity of the person(s) entitled to exercise such Option and to receive the common Stock issuable upon exercise of the Option. Without limiting the generality of the foregoing, any Option granted to a Participant shall be subject to termination upon such Participant’s termination as an employee or Contractor of the Company, or the death or Disability of the Participant to whom the Option was originally granted without reference to the employment, death or Disability of any permitted transferee. In the event of any transfer of an Option, the obligations of the Company owed to the Participant shall be owed to the transferee and references in this Plan or in any Option agreement to the Participant shall, unless the context otherwise requires, refer to the transferee.

ARTICLE 7.

STOCK APPRECIATION RIGHTS

7.1) Grant of Stock Appreciation Rights. Subject to the terms and provisions of the Plan, Stock Appreciation Rights may be granted to Participants at the discretion of the Committee, exercisable in any of the following forms as designated by the Committee at the time of grant:

(a) in lieu of Options;

(b) in addition to Options;

(c) independent of Options; or

(d) in any combination of (a), (b), or (c).

The Committee shall have the sole discretion, subject to the requirements of the Plan, to determine the actual number of Shares subject to SARs granted to any Participant. The Committee may specify the period of time over which vesting shall occur, and may in its discretion further provide for the acceleration of vesting upon the attainment of such goals as the Committee may determine in its discretion. The exercise price of a SAR shall not, however, be less than the Fair Market Value of a share of Stock on the date of grant.

7.2) Stock Appreciation Rights Agreement. Each grant of a SAR, and the terms and conditions governing the exercise of the SAR, shall be evidenced by a SAR agreement.

Option Stock with respect to which a SAR shall have been exercised may not be subject again to an Award under the Plan.

7.3) Exercise of Stock Appreciation Rights. SARs granted in lieu of Options may be exercised for all or part of the Shares subject to the related Option upon the surrender of the related Options representing the right to purchase an equivalent number of Shares. The SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.

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SARs granted in addition to Options shall be deemed to be exercised upon the exercise of the related Options.

Subject to Section 7.1, SARs granted independently of Options may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon the SARs, including, but not limited to, a corresponding proportional reduction in previously granted Options.

7.4) Payment of Stock Appreciation Right Amount. Upon exercise of the SAR, the holder shall be entitled to receive payment of an amount determined by multiplying:

(a) The difference between: (i) the Fair Market Value of a Share on the date of exercise and (ii) the exercise price established by the Committee on the date of grant; by

(b) The number of Shares with respect to which the SAR is exercised.

7.5) Form and Timing of Payment. Payment to a Participant, upon SAR exercise, will be made in cash or stock, at the discretion of the Committee, as soon as administratively possible after exercise.

7.6) Term of Stock Appreciation Rights. The term of a SAR granted under the Plan shall be determined by the Committee, but shall not exceed ten (10) years. If not specified by the Committee at the time of grant, each SAR shall expire at the close of business on the date preceding the tenth (10th) anniversary of the date of grant.

7.7) Termination Due to Death or Disability. Unless otherwise provided in the SAR agreement, if a Participant ceases to be an employee or Contractor of the Company or VRC by reason of death, each of such Participant’s outstanding SARs shall vest and become exercisable in relation to the greater of: (i) the number of Shares in relation to which the SAR was otherwise, in accordance with the SAR agreement, vested and exercisable (or previously exercised) on the date of death, or (ii) that percentage of the total number of Shares to which the SAR relates (including any Shares in relation to which the SAR may previously have been exercised) which is determined by dividing the Participant’s number of complete months of employment as an employee of the Company or VRC and/or complete months of service as a Contractor of the Company or VRC, by the total number of months of employment and/or service which would otherwise be required for the SAR to be fully vested under the terms of the SAR agreement (to the maximum of 100%). All of the Participant’s outstanding SARs, to the extent vested under the terms of the SAR agreement or the provisions of this Section 7.7, shall be exercisable at any time prior to the expiration date of the SARs, but only within twelve (12) months following the date of death, whichever period is shorter. SARs may be exercised by such person or persons as shall have acquired the Participant’s rights under the SAR pursuant to Article 10 or, in the absence of an effective beneficiary designation, by will or by the laws of descent and distribution.

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Unless otherwise provided in the SAR agreement, if a Participant ceases to be an employee or Contractor of the Company or VRC by reason of Disability, each of such Participant’s outstanding SARs, shall vest and become exercisable in relation to the greater of: (i) the number of Shares in relation to which the SAR was otherwise, in accordance with the SAR agreement, vested and exercisable (or previously exercised) on the date that the Committee determines is the date of Disability, or (ii) that percentage of the total number of Shares to which the SAR relates (including any Shares in relation to which the SAR may previously have been exercised) which is determined by dividing the Participant’s number of complete months of employment as an employee of the Company or VRC and/or complete months of service as a Contractor of the Company or VRC, by the total number of months of employment and/or service which would otherwise be required for the SAR to be fully vested under the terms of the SAR agreement (to the maximum of 100%). All of the Participant’s outstanding SARs, to the extent vested and exercisable under the terms of the SAR agreement or the provisions of this Section 7.7, shall be exercisable at any time prior to the expiration date of the SARs, but only within twelve (12) months following the date of Disability as determined by the Committee, whichever period is shorter.

Notwithstanding the foregoing, the Committee may, for any Participant, in its sole discretion, lengthen the exercise period of any SAR for a period which does not exceed the SAR’s expiration date, if it deems this is in the best interest of the Company.

Any SARs, to the extent not vested and exercisable, shall be forfeited and the Company may not thereafter grant an Award with respect to the Shares to which such forfeited SARs related.

7.8) Termination for Other Reasons. Unless otherwise provided in the SAR agreement, if a Participant ceases to be an employee or Contractor of the Company or VRC for any reason other than death, Disability or for Cause:

(a) If such Participant’s termination of employment or service occurs voluntarily at the election of the Participant within one year after the Participant’s first day of employment or service, any SAR, to the extent not then exercised, shall be forfeited and the Company may not thereafter grant an Award with respect to the Shares to which such forfeited SARs related. In addition, any amounts which the Participant may have received upon the exercise of any SAR shall, at the election of the Committee, be repaid by the Participant to the Company; and

(b) Any of such Participant’s remaining outstanding SARs which are vested and exercisable shall be exercisable at any time prior to the expiration date of such SARs, but only within twelve (12) months following the date of his termination as an employee or Contractor of the Company or VRC, whichever period is shorter.

Notwithstanding the foregoing, the Committee may, for any Participant, in its sole discretion, lengthen the exercise period of any SAR for a period which does not exceed the SAR’s expiration date, if it deems this is in the best interest of the Company.

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Any SARs, to the extent not vested and exercisable, shall be forfeited and the Company may not thereafter grant an Award with respect to the Shares to which such forfeited SARs related.

If the Participant’s position as an employee or Contractor of the Company or VRC shall terminate for Cause, all of the Participant’s outstanding SARs, whether or not then vested, shall be immediately forfeited and the Company may not thereafter grant an Award with respect to the Shares to which such forfeited SARs related. In addition, any amounts which the Participant may have received upon the exercise of any SAR shall, at the election of the Committee, be repaid by the Participant to the Company.

7.9) Nontransferability of Stock Appreciation Rights. No SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, and all SARs granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant.

ARTICLE 8.

RESTRICTED STOCK

8.1) Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock under the Plan to such Participants, in such amounts, with such purchase price (if any) and under such other conditions as it shall determine. The Committee shall specify the period of time over which the lapse of a Period of Restriction established pursuant to Sections 8.2, 8.3, and 8.4 (i.e., the period of time over which such Shares of Restricted Stock shall vest) shall occur, and may in its discretion further provide for the acceleration of the lapse of a Period of Restriction upon the attainment of such goals as the Committee may determine in its discretion. Restricted Stock shall at all times for purposes of the Plan be valued at its Fair Market Value without regard to restrictions.

8.2) Restricted Stock Agreement. Each Restricted Stock grant shall be evidenced by a Restricted Stock agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock granted, and such other provisions as the Committee shall determine.

8.3) Transferability. Except as otherwise provided in this Article 8, the Shares of Restricted Stock granted hereunder may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the termination of the applicable Period of Restriction. Upon any attempt to transfer, assign, pledge, or otherwise dispose of Shares of Restricted Stock, or any right or privilege conferred thereby, contrary to the provisions of the Restricted Stock agreement or the Plan, upon levy of an attachment or similar process upon such rights or privileges, the Shares of Restricted Stock shall immediately become forfeited to the Company. All rights with respect to the Restricted Stock granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant.

8.4) Other Restrictions. The Committee may impose such other restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable, and the Committee may legend certificates representing Restricted Stock to give appropriate notice of such restrictions.

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8.5) Certificate Legend. In addition to any legends placed on certificates pursuant to Section 8.4, each certificate representing Shares of Restricted Stock granted pursuant to the Plan shall bear the following, or substantially similar, legend:

“The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer set forth in The Virtual Radiologic Professionals, PLC Equity Incentive Plan, in the rules and administrative procedures established pursuant to such Plan, and in a Restricted Stock agreement dated                                 . A copy of the Plan, such rules and procedures, and such Restricted Stock agreement may be obtained from an officer of Virtual Radiologic Professionals, PLC

8.6) Removal of Restrictions. Except as otherwise provided in this Article 8, Shares of Restricted Stock granted under the Plan shall become freely transferable by the Participant after the last day of the Period of Restriction. Once the Shares are released from the restrictions, the Participant shall be entitled to have the legend required by Section 8.5 removed from his Stock certificate.

8.7) Voting Rights; Shareholder Rights Plan. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, and shall be covered by the provisions of the Virtual Radiologic Consultants, Inc. Shareholder Rights Plan, if then in effect.

8.8) Dividends and Other Distributions. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder shall be entitled to receive all dividends and other distributions paid with respect to those Shares while they are so held. If any such dividends or distributions are paid in Shares, those Shares shall be subject to the same restrictions on transferability as the Shares of Restricted Stock with respect to which they were paid.

8.9) Termination Due to Death or Disability. Unless otherwise provided in the Restricted Stock agreement, if a Participant ceases to be an employee or Contractor of the Company or VRC because of his death or his Disability during a Period of Restriction, any remaining period of the Period of Restriction applicable to the Restricted Stock shall terminate with respect to the greater of: (i) the number of Shares of Restricted Stock with respect to which the Period of Restriction had, in accordance with the Restricted Stock agreement, already lapsed and terminated on the date of death or the date that the Committee determines is the date of Disability, or (ii) that percentage of the total number of Shares of Restricted Stock (including Shares for which the Period of Restriction previously terminated) which is determined by dividing the Participant’s number of complete months of employment as an employee of the Company or VRC and/or complete months of service as a Contractor of the Company or VRC, by the total number of months comprising the Period of Restriction (to a maximum of 100%).

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Shares of Restricted Stock for which a Period of Restriction is terminated under the terms of the Restricted Stock agreement or the provisions of this Section 8.10, shall, except as otherwise provided in Section 8.4, be free of restrictions and fully transferable.

All Shares of Restricted Stock still subject to Period of Restriction as of the date of termination of employment or service shall automatically be forfeited and assigned and returned by the Participant to the Company (which forfeited Shares may not thereafter be subject to any Award under the Plan), and any amounts paid by the Participant to the Company for the purchase of such Shares shall be returned to the Participant; provided, however, that the Committee, in its sole discretion, may waive or modify the automatic forfeiture of any or all such Shares of Restricted Stock as it deems appropriate.

8.10) Termination for Other Reasons. Unless otherwise provided in the Restricted Stock agreement, if a Participant ceases to be an employee or Contractor of the Company or VRC for any reason other than for death or Disability:

(a) Shares of Restricted Stock for which a Period of Restriction is terminated under the Restricted Stock agreement shall, except as provided in Sections 8.4 and 16.8, be free of restrictions and fully transferable;

(b) All Shares of Restricted Stock still subject to a Period of Restriction as of the date of termination of employment or service shall automatically be forfeited and assigned and returned by the Participant to the Company, and any amounts paid by the Participant to the Company for the purchase of such Shares shall be returned to the Participant; provided, however, that the Committee, in its sole discretion, may waive or modify the automatic forfeiture of any or all such Shares of Restricted Stock as it deems appropriate; and

(c) The provisions of Section 8.10(a) above notwithstanding, if such Participant’s termination of employment or service occurs voluntarily at the election of the Participant within one year after the Participant’s first day of employment or service, or for Cause, any Shares for which a Period of Restriction had previously lapsed shall, at the election of the Committee, be assigned and returned by the Participant to the Company in exchange for the same amount, if any, that the Participant paid for such Shares.

8.11) Election Under Code Section 83(b). As a condition to the receipt of Restricted Stock, the Participant shall be deemed to have agreed, and shall confirm such agreement in writing as requested by the Committee, that he will not exercise the election permitted under Code Section 83(b) without informing the Company of his election within ten (10) days of such election. If a Participant fails to give timely notification to the Company, the Committee may, in its discretion, cause the forfeiture of some portion of the Shares of Restricted Stock with respect to which the election was made (which forfeited Shares may not thereafter be subject to any Award under the Plan).

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ARTICLE 9.

CHANGE IN CONTROL

9.1) Acceleration of Vesting; Termination of Period of Restriction. The Committee shall have discretion to provide in any Award agreement that such Award, to the extent not already terminated, shall become vested and immediately exercisable, and any Period of Restriction shall terminate, upon a Change in Control.

9.2) Limitation on Payments. Notwithstanding anything in this Article 9 to the contrary, if the Company is then subject to the provisions of Code Section 280G, and if the acceleration of the vesting of an Option or SAR, the termination of a Period of Restriction or the payment of cash in exchange for all or part of an Option or SAR (which acceleration or payment could be deemed a “payment” within the meaning of Code Section 280G(b)(2)), together with any other payments which the Participant has the right to receive from the Company or any company that is a member of an “affiliated group” (as defined in Code Section 1504(a) without regard to Code Section 1504(b)) of which the Company is a member, would constitute a “parachute payment” (as defined in Code Section 280G(b)(2)), then the payments to the Participant shall be reduced to the largest amount as will result in no portion of such payments being subject to the excise tax imposed by Code Section 4999; provided, however, that if such Participant is subject to a separate agreement with the Company or a Subsidiary which specifically provides that payments attributable to one or more forms of employee stock incentives or to payments made in lieu of employee stock incentives will not reduce any other payments under such agreement, even if it would constitute an excess parachute payment, then the limitations of this Section 9.2 will, to that extent, not apply.

ARTICLE 10.

BENEFICIARY DESIGNATION

Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively and who may include a trustee under a will or living trust) to whom any benefit under the Plan is to be paid in case of his death. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during his lifetime. In the absence of any such designation or if all designated beneficiaries predecease the Participant, benefits remaining unpaid at the Participant’s death shall be paid pursuant to the Participant’s will or by the laws of descent and distribution.

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ARTICLE 11.

RIGHTS OF PARTICIPANTS

11.1) Participation. No officer, employee or Contractor of the Company shall have a right to be selected as a Participant or, having been so selected, to be selected again as a Participant.

11.2) No Implied Rights. Neither the establishment of the Plan nor any amendment thereof shall be construed as giving any Participant, beneficiary, or any other person any legal or equitable right unless such right shall be specifically provided for in the Plan or conferred by specific action of the Committee in accordance with the terms and provisions of the Plan. Except as expressly provided in this Plan, neither the Company nor VRC shall be required or be liable to make any payment under the Plan.

11.3) No Right to Company Assets. Neither the Participant nor any other person or entity shall acquire, by reason of the Plan, any right in or title to any assets, funds or property of the Company or VRC whatsoever including, without limiting the generality of the foregoing, any specific funds, assets, or other property which the Company or VRC, in its sole discretion, may set aside in anticipation of a liability hereunder. Any benefits which become payable hereunder shall be paid from the general assets of the Company. The Participant shall have only a contractual right to the amounts, if any, payable hereunder unsecured by any asset of the Company or VRC. Nothing contained in the Plan constitutes a guarantee by the Company or VRC that the assets of the Company shall be sufficient to pay any benefit to any person.

ARTICLE 12.

AMENDMENT, MODIFICATION, AND TERMINATION

12.1) Amendment, Modification, and Termination. This Plan shall terminate at such time as the members may determine; provided, however, that no Award may be granted under the Plan after the tenth anniversary of its effective date. Any termination shall not affect any Awards then outstanding under the Plan. At any time and from time to time, the members may amend or modify the Plan. If the approval of the members of the Company is required by the Code or by any regulatory body having jurisdiction with respect hereto, no amendment or modification which:

(a) increases the total amount of Stock which may be issued under this Plan, except as provided in Section 4.3; or

(b) changes the class of persons eligible to participate in the Plan;

(c) materially increases the cost of the Plan or materially increase the benefits to Participants;

(d) extends the maximum period after the date of grant during which Options or Stock Appreciation Rights may be exercised; or

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(e) re-prices any previously granted Award by lowering the exercise price or canceling any previously granted Award with a subsequent replacement or re-grant of that same Award with a lower exercise price, except as provided in Section 4.3;

shall be effective prior to the date that such amendment or modification has been approved by the members of the Company.

12.2) Awards Previously Granted. No termination, amendment or modification of the Plan shall, other than pursuant to Section 4.3 hereof, in any manner adversely affect any Award theretofore granted under the Plan, without the written consent of the Participant. Except as required pursuant to Section 4.3, no previously granted Option shall be re-priced by lowering the exercise price thereof, nor shall a previously granted Option be cancelled with a subsequent replacement or re-grant of that same Option with a lower exercise price, without prior approval of the members of the Company.

ARTICLE 13.

PHYSICIAN CONTRACTORS: NON-COMPETITION, CONFIDENTIALITY

13.1) General. Notwithstanding any terms, provision or limitation in any other contract or agreement between a Physician Contractor and the Company or VRC, the right of a Physician Contractor or former Physician Contractor to receive or benefit from an Award under this Plan shall be subject to the limitations and provisions set forth in this Article 13.

13.2) Prohibition on Competition. During the term of the contract or agreement constituting any person to be a Physician Contractor, and for two years following the termination or expiration of such term, whether voluntarily or involuntarily, a Physician Contractor or former Physician Contractor who receives an Award under this Plan shall not, either directly or indirectly:

(a) induce or attempt to induce any person who is employed by or otherwise engaged to perform services for or on behalf of the Company or VRC to cease performing services for the Company or VRC, or to perform services for another corporation or business entity; or

(b) induce or attempt to induce any customer, client, vendor, or supplier of the Company or VRC to cease doing business with the Company or VRC; or

(c) engage or participate, either individually or as an employee, contractor, consultant, principal, owner, partner, agent, trustee, officer, director or shareholder of a corporation, partnership or other business entity, in any business which either competes with the Company or VRC or engages in any line of business which the Company or VRC has entered or internally announced an intention to enter (including, without limitation in either event, the provision of radiology services through the Internet to medical providers) at any time that such person directly or beneficially owns any Shares in the Company; or

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(d) use or disclose to any person any Confidential Information for any purpose.

13.3) Exceptions to Limitations. Notwithstanding the foregoing, nothing in this Article 13 shall be deemed to preclude:

(a) a Physician Contractor or former Physician Contractor from holding less than one half percent (0.5%) of the outstanding capital stock of any corporation required to file periodic reports with the Securities and Exchange Commission under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, and the securities of which are listed on any national securities exchange or quoted on the National Association of Securities Dealers Automated Quotation System or traded on the over-the-counter market; or

(b) a Physician Contractor or former Physician Contractor from practicing medicine in any State of the United States in the practice of radiology, if the practice is (i) performed locally within that State and (ii) less than 5% of the work load of the current or former Physician Contractor, or of a practice of which he or she is a partner, employee or independent contractor, consists of interstate teleradiology.

13.4) Extension of Time. The period of time set forth is Section 13.2 during which a Physician Contractor or former Physician Contractor is prohibited from engaging in certain activities or obligated to undertake certain actions pursuant to the terms of this Agreement shall be extended by the length of time during which such person is in breach of this Agreement.

ARTICLE 14.

GOVERNMENT REGULATION

14.1) General. The Plan, and the grant and exercise of Awards hereunder, and the Company’s obligations under Awards, shall be subject to all applicable Federal and state laws, rules and regulations and to the approvals of any regulatory or governmental agency as may be required.

14.2) Compliance as an SEC Registrant. The obligations of the Company with respect to Awards shall be subject to all applicable laws, rules and regulations and such approvals by any governmental agencies as may be required, including without limitation, the Securities and Exchange Commission, and the rules and regulations of any securities exchange or association on which the Company’s common stock may be listed or quoted.

ARTICLE 15.

SUCCESSORS

All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of the Company.

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ARTICLE 16.

MISCELLANEOUS

16.1) Rights as Shareholder. A Participant granted a SAR under the Plan shall not by reason thereof have any rights of a member of the Company or a shareholder of Virtual Radiologic Consultants, Inc., and a Participant granted an Option under the Plan shall not by reason thereof have any rights of a shareholder of Virtual Radiologic Consultants, Inc. with respect to the Shares covered by such Option until the exercise of such Option is effective.

16.2) No Obligation to Exercise Option or SAR; Maintenance of Relationship. The granting of an Option or SAR shall impose no obligation upon the Participant to exercise such Option or SAR. Nothing in the Plan or in any Award agreement entered into pursuant hereto shall be construed to confer upon a Participant any right to employment, service as a consultant, Contractor or as a member of the Company or interfere in any way with the right of the Company to terminate his or her relationship with the Company at any time.

16.3) Withholding Taxes. Whenever, under the Plan, Shares are to be issued upon exercise of the Options granted hereunder and prior to the delivery of any certificate or certificates for said shares by the Company, and whenever a Period of Restriction lapses with respect to Restricted Stock, the Company shall have the right to require the Participant to remit to the Company an amount sufficient to satisfy any federal and state withholding or other taxes resulting therefrom. In the event that withholding taxes are not paid by the date of exercise of an Option or the lapse of a Period of Restriction, to the extent permitted by law, the Company shall have the right, but not the obligation, to cause such withholding taxes to be satisfied by reducing the number of Shares deliverable upon the exercise of the Option, by forfeiting Shares of Restricted Stock, or by offsetting such withholding taxes against amounts otherwise due from the Company to the Participant as compensation, fees or otherwise. If withholding taxes are paid by reduction of the number of Shares deliverable to Participant or the forfeiture of Shares of Restricted Stock, such Shares shall be valued at the Fair Market Value as of the business day preceding the date of exercise of the Option or the lapse of the Period of Restriction.

16.4) Purchase for Investment; Rights of Holder on Subsequent Registration. Unless the Shares to be issued upon exercise of an Option or granted as Restricted Stock have been effectively registered under the Securities Act, the Company shall be under no obligation to issue any such Shares unless the Participant shall give a written representation and undertaking to the Company which is satisfactory in form and scope to counsel for the Company and upon which, in the opinion of such counsel, the Company may reasonably rely, that he is acquiring the Shares to be issued to him for his or her own account as an investment and not with a view to, or for sale in connection with, the distribution of any such Shares, and that he or she will make no transfer of the same except in compliance with any rules and regulations in force at the time of such transfer under the Securities Act, or any other applicable law, and that if Shares are issued without such registration a legend to this effect may be endorsed on the securities so issued and a “stop transfer” restriction may be placed in the stock transfer records of the Company. In the event that the Company shall, nevertheless, deem it necessary or desirable to register under the Securities Act or other applicable statutes any such Shares, or to qualify any such Shares for

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exemption from the Securities Act or other applicable statutes, then the Company shall take such action at its own expense and may require from each participant such information in writing for use in any registration statement, prospectus, preliminary prospectus, or offering circular as is reasonably necessary for such purpose and may require reasonable indemnity to the Company and its officers and members from such holder against all losses, claims, damages, and liabilities arising from such use of the information so furnished and caused by any untrue statement of any material fact required to be stated therein or necessary to make the statement therein not misleading in light of the circumstances under which they were made.

16.5) Modification of Outstanding Awards. The Committee may accelerate the exercisability of an outstanding Option or SAR or reduce the Period of Restriction of outstanding Restricted Stock, and may authorize modification of any outstanding Award with the consent of the Participant when and subject to such conditions as are deemed to be in the best interests of the Company and in accordance with the purposes of the Plan; provided however, that except as provided in Section 4.3 hereof, no previously granted Option will be repriced by lowering the exercise price thereof, nor will a previously granted Option be cancelled with a subsequent replacement or regrant of that same Option with a lower exercise price, without the prior approval of the members of the Company.

16.6) Liquidation. Upon the complete liquidation of the Company, any unexercised Options or SARs theretofore granted under this Plan shall be deemed canceled, except as otherwise provided in Section 4.3 in connection with a merger, consolidation or reorganization of the Company.

16.7) Restrictions on Issuance of Shares. Notwithstanding provisions of this Plan to the contrary, the Company may delay the issuance of Shares covered by the exercise of any Option and the delivery of a certificate for such Shares until one of the following conditions shall be satisfied:

(a) The Shares with respect to which the Option has been exercised are at the time of the issue of such Shares effectively registered under applicable Federal and state securities acts as now in force or hereafter amended; or

(b) A no-action letter in respect of the issuance of such Shares shall have been obtained by the Company from the Securities and Exchange Commission and any applicable state securities commissioner; or

(c) Counsel for the Company shall have given an opinion, which opinion shall not be unreasonably conditioned or withheld, that such Shares are exempt from registration under applicable federal and state securities acts as now in force or hereafter amended. It is intended that all exercise of Options shall be effective, and the Company shall use its best efforts to bring about compliance with the above conditions within a reasonable time, except that the Company shall be under no obligation to cause a registration statement or a post-effective amendment to any registration statement to be prepared at its expense solely for the purpose of covering the issue of Shares in respect of which any Option may be exercised.

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16.8) Right of First Refusal. Subject to the provisions of this Section 16.8, VRC shall have the right of first refusal, but not the obligation, to repurchase any Shares acquired by a Participant as a result of any Award granted directly under this Plan in the event of a voluntary termination of employment without Cause. The price to be paid by VRC therefore, upon exercise of such right of first refusal, shall be the Fair Market Value of the Shares on the last day the Participant is employed by or a Contractor of the Company. VRC may exercise its right of first refusal by written notice to the Participant given no later than thirty (30) days following the last day Participant is employed by or a Contractor of the Company. VRC shall deliver payment for the Shares to Participant against the concurrent delivery of certificates, or other evidence satisfactory to VRC, representing the Shares. The exchange shall occur at a time and place agreeable to VRC and the Participant, or, failing such agreement at VRC’s offices at ten o’clock (10:00) a.m. on the tenth (10th) day following the date of notice, the first business day following if such tenth (10th) day fall on a weekend or holiday.

VRC’s right of first refusal shall lapse and be of no further force and effect when VRC first becomes required to file periodic reports with respect to a class of equity securities in accordance with the requirements of Section 13(a) or 15(g) of the Securities Exchange Act of 1934.

ARTICLE 17.

REQUIREMENTS OF LAW

17.1) Requirements of Law. The granting of Awards and the issuance of Shares of Stock under this Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

17.2) Governing Law. The Plan, and all agreements hereunder, to the extent not covered by Federal law, shall be construed in accordance with and governed by the laws of the State of Minnesota without giving effect to the principles of the conflicts of laws.

VIRTUAL RADIOLOGIC PROFESSIONALS, PLC

By:	/s/ Sean O. Casey
Its:	President

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